The information in this pricing supplement is not complete and may be changed.  We may not deliver these securities until a final pricing supplement is delivered.  This pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                            Subject to completion, Pricing Supplement dated December 6, 2005

PROSPECTUS Dated November 14, 2005                                                          Pricing Supplement No. 18 to
PROSPECTUS SUPPLEMENT                                                              Registration Statement No. 333-129243
Dated November 14, 2005                                                                            Dated          , 2005
                                                                                                          Rule 424(b)(3)
                                                            $
                                                     Morgan Stanley

                                           GLOBAL MEDIUM-TERM NOTES, SERIES F
                                                 Senior Fixed Rate Notes
                                                    -----------------
                                                PLUS due January 29, 2007
                             Mandatorily Exchangeable for an Amount Payable in U.S. Dollars
                                    Based on the Performance of a Basket Composed of
                            the S&P 500 Index(SM), Energy Commodities and Metals Commodities
                                Performance Leveraged Upside Securities(SM) ("PLUS(SM)")

Unlike ordinary debt securities, the PLUS do not pay interest and do not guarantee any return of principal at maturity.
Instead, at maturity you will receive for each $10 principal amount of PLUS that you hold an amount in cash based upon the performance, as determined at maturity, of a weighted basket composed of the S&P 500 Index(SM), physical energy commodities (WTI crude oil and natural gas) and physical metals commodities (aluminum, copper and zinc), each of which we refer to as a basket component.

o    The principal amount and issue price of each PLUS is $10.

o    We will not pay interest on the PLUS.

o    At maturity, you will receive an amount per PLUS based on the performance of the basket as measured by the basket performance factor.

     o    If the basket performance factor is greater than 0%, you will receive for each $10 principal amount of PLUS that you hold a payment at maturity equal to $10 plus the leveraged upside payment. The leveraged upside payment will equal the product of (i) $10, (ii) the basket performance factor and (iii) the leverage factor.
          The leverage factor is expected to be 145% to 155% and will be determined on the day we price the PLUS for initial sale to the public.

     o    If the basket performance factor is less than or equal to 0%, you will receive for each $10 principal amount of PLUS that you hold a payment at maturity equal to the product of (i) $10 and (ii) 1 plus the basket performance factor, which will be an amount that is less than or equal to the $10 principal amount of PLUS that you hold, and which could be significantly less than $10.

o    The basket performance factor will equal the sum of (i) the S&P 500 Index performance value, (ii) the WTI crude oil performance value, (iii) the natural gas performance value, (iv) the aluminum performance value, (v) the copper performance value and (vi) the zinc performance value, each as measured over 19 applicable trading days for such component beginning December 15, 2006 and ending on and including January 15, 2007, which we refer to as the averaging period.

     o    The performance value for each basket component will equal (i) the percentage change in the basket component's final average value from such basket component's initial value, whether positive or negative, times (ii) the basket weighting for such basket component, as set forth in this pricing supplement.

          >    The initial value for each basket component will equal (x) in the case of the S&P 500 Index, the closing value of the S&P 500 Index and (y) in the case of WTI crude oil, natural gas, aluminum, copper and zinc, each of which we refer to as a basket commodity, the per unit price of the such basket commodity (as described in this pricing supplement and displayed on the relevant Reuters page) on the day we price the
               PLUS for initial sale to the public.

          >    The final average value for each basket component will equal (i) in the case of the S&P 500 Index, the arithmetic average of the daily closing values of the S&P 500 Index over the averaging period and (ii) in the case of each basket commodity, the arithmetic average of the daily per unit prices (as described in this pricing supplement and displayed on the relevant Reuters page) of such basket commodities over the averaging period, as calculated on the final averaging date.

o    Investing in the PLUS is not equivalent to investing in the basket or its components.

o    The PLUS will not be listed on any securities exchange.

o    The CUSIP number for the PLUS is 61747Y642.

You should read the more detailed description of the PLUS in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of PLUS."

The PLUS are riskier than ordinary debt securities.  See "Risk Factors" beginning on PS-8.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                                                   ------------------
                                                   PRICE $10 PER PLUS
                                                   ------------------

                                                    Price to          Agent's
                                                     Public        Commissions(1)     Proceeds to Company
                                                  ------------   ------------------   --------------------
Per PLUS.........................................      $                 $                     $
Total............................................      $                 $                     $

(1)  For additional information see "Supplemental Information Concerning Plan of Distribution" in this pricing supplement.

                                                     MORGAN STANLEY

========================================================================================================================

     For a description of certain restrictions on offers, sales and deliveries of the PLUS and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the PLUS, see the section of this pricing supplement called "Description of PLUS--Supplemental Information Concerning Plan of Distribution".

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the PLUS or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The PLUS may not be offered or sold to the public in Brazil. Accordingly, the offering of the PLUS has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

     The PLUS have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the PLUS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     The PLUS may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has
not issued and will not issue any advertisement, invitation or document relating to the PLUS, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong
(except if permitted to do so under the securities laws of Hong Kong) other than with respect to PLUS which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the
Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

     The PLUS have not been registered with the National Registry of Securities maintained by the Mexican
National Banking and Securities Commission and may not be offered or sold publicly in Mexico.  This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the PLUS may not be circulated or distributed, nor may the PLUS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the PLUS to the public in Singapore.

                                                          PS-2
========================================================================================================================

                                              SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the PLUS(SM) we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The PLUS offered are medium-term debt securities of Morgan Stanley. The return on the PLUS at maturity is based on the performance, as determined at maturity, of a weighted basket composed of the S&P 500 Index(SM), physical energy commodities (WTI crude oil and natural gas) and physical metals commodities (aluminum, copper and zinc), each of which we refer to as a basket component.

     "Performance Leveraged Upside Securities" and "PLUS" are our service marks.

     "Standard &Poor's(R)," "S&P(R)", "S&P 500(R)" and "S&P 500(R) Index" are trademarks of Standard & Poor's
Corporation and have been licensed for use by Morgan Stanley. "Performance Leveraged Upside Securities" and "PLUS" are
our service marks.

Each PLUS costs $10           We, Morgan Stanley, are offering Performance Leveraged Upside Securities(SM) due January
                              29, 2007, Mandatorily Exchangeable for an Amount Payable in U.S. Dollars Based on the
                              Performance of a Basket Composed of the S&P 500 Index, Energy Commodities and Metals
                              Commodities, which we refer to as the PLUS. The principal amount and issue price of each
                              PLUS is $10.

                              The original issue price of the PLUS includes the agent's commissions paid with respect to the PLUS and the cost of hedging our obligations under the PLUS. The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the original issue price of the PLUS includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the PLUS. See "Risk Factors--The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices" and "Description of PLUS--Use of
                              Proceeds and Hedging."

No guaranteed return of       Unlike ordinary debt securities, the PLUS do not pay interest and do not guarantee any
principal; no interest        return of principal at maturity. If the basket performance factor is less than 0%, we will pay to you an amount in cash per PLUS that is less than the $10 issue price of each PLUS by an amount proportionate to the decrease in the value of the basket. The basket performance factor is the sum of the performance values of each of the basket components, which may be positive or negative, as measured over 19 applicable trading days for such component beginning December 15, 2006 to and including January 15, 2007, which we refer to as the averaging period. See "Description of PLUS--Determination Dates." The scheduled final averaging date may be postponed in the event of a market disruption event as described in "Description of PLUS--Averaging Dates and Determination of Closing Values."

The basket                    We have designed the PLUS to provide investors with exposure to the S&P 500 Index and to a group of energy and metals commodities. The following table sets forth the basket components, the initial value of the S&P 500 Index and the per unit prices (as described below) for each of WTI crude oil, natural gas, aluminum, copper and zinc, each of which we refer to as a basket commodity, the Reuters Page for each basket commodity and the percentage weighting of each basket component within the basket:

                                                          PS-3
========================================================================================================================

                                                                                        Reuters   Percentage Weight
                                 Basket Component                      Initial Value     Page      of Basket Value
             -------------------------------------------------------  ---------------  ---------  -----------------
             S&P 500 Index ("S&P 500 Index")                                              N/A          33.333%
             West Texas Intermediate WTI Crude Oil ("WTI crude oil")                      CLc1         16.667%
             Natural Gas ("natural gas")                                                  NGc1         16.667%
             High-Grade Primary Aluminum ("aluminum")                                     MTLE         11.111%
             Copper-Grade A ("copper")                                                    MTLE         11.111%
             Special High-Grade Zinc ("zinc")                                             MTLE         11.111%

Payment at maturity based     At maturity, you will receive for each $10 principal amount of PLUS that you hold an
on the performance of the     amount in cash based upon the performance of the weighted basket, as measured by the
basket                        basket performance factor. The basket performance factor will equal the sum of the basket components' performance values, whether positive or negative. The payment at maturity will be determined on the final determination date as follows:

                              o    If the basket performance factor is greater than 0%, you will receive for each $10 principal amount of PLUS that you hold a payment at maturity equal to:

                                     $10  +  the leveraged upside payment,

                                   where,

                                     leveraged upside payment  =  ($10 x basket performance factor x leverage factor)

                                   and

                                   basket performance factor = the sum of (i) the S&P 500 Index performance value, (ii)
                                   the WTI crude oil performance value, (iii) the natural gas performance value, (iv)
                                   the aluminum performance value, (v) the copper performance value and (iv) the zinc performance value,

                                   and

                                   leverage factor = 145% to 155%, to be determined on the day we price the PLUS for initial sale to the public

                                   and where

                                            Basket Component Performance Value
                          ------------------------------------------------------------------------
                                                                                                            Basket
                                                                                                          Weighting
                                                                                                        ---------------

S&P 500 Index          =      final average S&P 500 Index value - initial S&P 500 Index value      x        .33333
performance value             ---------------------------------------------------------------
                                                initial S&P 500 Index value

WTI crude oil          =      final average WTI crude oil value - initial WTI crude oil value      x        .16667
performance value             ---------------------------------------------------------------
                                                initial WTI crude oil value

natural gas            =        final average natural gas value - initial natural gas value        x        .16667
performance value               -----------------------------------------------------------
                                                 initial natural gas value

                                   final average aluminum value - initial aluminum value           x        .11111
aluminum               =           -----------------------------------------------------
performance value                                 initial aluminum value

copper performance     =             final average copper value - initial copper value             x        .11111
value                                -------------------------------------------------
                                                   initial copper value

zinc performance       =               final average zinc value - initial zinc value               x        .11111
value                                  ---------------------------------------------
                                                    initial zinc value

                                                          PS-4
========================================================================================================================

                              The performance value for each basket component will equal the percentage change, whether positive or negative, in the final average value for such basket component over its respective initial value times the basket weighting for such basket component.

                              The initial value for each basket component will be determined on the day we price the
                              PLUS for initial sale to the public and will be equal to, in the case of the S&P 500
                              Index, the closing value of the S&P 500 Index and, in the case of each basket commodity, the per unit price for the basket commodity as displayed on the relevant Reuters page on such date. The final average values for the basket components will be measured during the averaging period on each of 19 scheduled New York or London trading days, as applicable, and determined on the final averaging date and will equal:

                                  (i)   in the case of the S&P 500 Index, the arithmetic average of the closing values of the S&P 500 Index on each New York trading day during the averaging period on which no applicable market disruption event occurs;

                                  (ii)  in the case of WTI crude oil and natural gas, the arithmetic average of the per unit official settlement prices of the front month futures contract, respectively, as displayed on the relevant Reuters page on each New York trading day during the averaging period on which no applicable market disruption event occurs; and

                                  (iii) in the case of aluminum, copper and zinc, the arithmetic average of the per unit closing cash bid prices, respectively, as displayed on the relevant Reuters page on each London trading day during the averaging period on which no applicable market disruption event occurs.

                              Because the performance of the basket components may not be highly correlated, negative or insufficient performance values by any one or more of the basket components could wholly offset positive performance values by other basket components.

                              o    If the basket performance factor is less than or equal to 0%, you will receive for each $10 principal amount of PLUS that you hold a payment at maturity equal to:

                                     $10  x  one plus the basket performance factor

                                   Because the basket performance factor will be less than or equal to 0%, this payment will be less than or equal to $10.

                              On PS-7, we have provided a graph titled "Hypothetical Payouts on the PLUS at Maturity,"
                              which illustrates the performance of the PLUS at maturity assuming a range of hypothetical basket performance factors. The graph does not show every situation that may occur.

                              You can review a table of the historical values of each of the basket components for each calendar quarter in the period from January 1, 2000 through November 30, 2005 and related graphs and a graph of the historical performance of the basket for the period from January
                              1, 2000 through November 30, 2005 (assuming that each of the basket components is weighted in the basket as described above) in this pricing supplement under "Description of
                              PLUS--Historical Information" and "--Historical Graph." You cannot predict the future performance of the basket components based on their historical performance.

                                                          PS-5
========================================================================================================================

                              Investing in the PLUS is not equivalent to investing in the basket or any of its components.

MS & Co. will be the          We have appointed our affiliate, Morgan Stanley & Co. Incorporated or its successors,
Calculation Agent             which we refer to as MS & Co., to act as calculation agent for JPMorgan Chase Bank, N.A.
                              (formerly known as JPMorgan Chase Bank), the trustee for our senior notes. As calculation agent, MS & Co. will calculate the basket value on each determination date, the final average basket value, the percentage change in the basket and the payment to you at maturity, whether a market disruption event has occurred and, under certain circumstances, will calculate the closing values of the basket components.

Where you can find more       The PLUS are senior notes issued as part of our Series F medium-term note program. You can
information on the PLUS       find a general description of our Series F medium-term note program in the accompanying prospectus supplement dated November 14, 2005. We describe the basic features of this type of note in the sections of the prospectus supplement called "Description of Notes--Fixed
                              Rate Notes" and "--Exchangeable Notes."

                              Because this is a summary, it does not contain all of the information that may be important to you. For a detailed description of the terms of the PLUS, you should read the
                              "Description of PLUS" section in this pricing supplement. You should also read about some of the risks involved in investing in PLUS in the section called "Risk Factors." The tax treatment of investments in equity-linked notes such as these may differ from that of investments in ordinary debt securities or common stock. See the section of this pricing supplement called "Description of PLUS--United States Federal Income Taxation." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the PLUS.

How to reach us               You may contact your local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212) 761-4000).

                                                          PS-6
========================================================================================================================

                                      HYPOTHETICAL PAYOUTS ON THE PLUS AT MATURITY

     For each PLUS, the following graph illustrates the payout on the PLUS at maturity for a range of hypothetical percentage changes in the basket performance factor. The PLUS Zone illustrates the leveraging effect of the leverage factor. The graph is based on the following hypothetical terms:

o    Issue Price per PLUS:  $10.00

o    Hypothetical Leverage Factor: 150%

     Where the basket performance factor is greater than 0%, the payouts on the PLUS at maturity reflected in the graph below are equal to $10 plus the leveraged upside payment.  Where the basket performance factor is less than or equal to 0%, the payouts on the PLUS at maturity reflected in the graph below are equal to $10 multiplied by 1 plus the basket performance factor.

                                                          PS-7
========================================================================================================================

                                                      RISK FACTORS

     The PLUS are not secured debt, are riskier than ordinary debt securities and, unlike ordinary debt securities, the
PLUS do not pay interest or guarantee any return of principal at maturity. This section describes the most significant risks relating to the PLUS. You should carefully consider whether the PLUS are suited to your particular circumstances before you decide to purchase them.

PLUS do not pay interest      The terms of the PLUS differ from those of ordinary debt securities in that we will not
or guarantee return of        pay you interest on the PLUS or guarantee to pay you the principal amount of the PLUS at
principal                     maturity. Instead, at maturity you will receive for each $10 principal amount of PLUS that you hold an amount in cash based upon the basket performance factor, which is equal to the sum of the performance values of each of the basket components. If the basket performance factor is greater than 0%, you will receive an amount in cash equal to $10 plus the leveraged upside payment. If the basket performance factor is exactly 0%, you will receive
                              $10. If the basket performance factor is less than 0%, you will receive an amount in cash at maturity that is less than the $10 issue price of each PLUS by an amount proportionate to the decrease in the value of the basket. See "Hypothetical Payouts on the PLUS at
                              Maturity" on PS-7.

The PLUS will not be          The PLUS will not be listed on any securities exchange, Therefore, there may be little or
listed                        no secondary market for the PLUS. MS & Co. currently intends to act as a market maker for the PLUS but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to sell the PLUS easily. Because we do not expect that other market makers will participate significantly in the secondary market for the
                              PLUS, the price at which you may be able to trade your PLUS is likely to depend on the price, if any, at which MS & Co. is willing to transact. If at any time MS & Co. were to cease acting as a market maker, it is likely that there would be no secondary market for the PLUS.

Market price of the PLUS      Several factors, many of which are beyond our control, will influence the value of the
may be influenced by many     PLUS in the secondary market and the price at which MS&Co. may be willing to purchase or
unpredictable factors         sell the PLUS in the secondary market, including:

                                   o    the value of each of the basket components at any time and, in particular, during the averaging period

                                   o    the volatility (frequency and magnitude of changes in value) of each of the basket components

                                   o    trends of supply and demand for each of the basket commodities

                                   o    interest and yield rates in the market

                                   o    geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the basket components or stock and commodities markets generally and which may affect the final values of the basket components

                                   o    the time remaining until the PLUS mature;

                                   o    our creditworthiness

                              Some or all of these factors will influence the price that you will receive if you sell your PLUS prior to maturity. For example, you may have to sell your PLUS at a substantial discount from the issue price if the values of the basket components at the time of sale are at or below their initial values or if market interest rates rise. You

                                                          PS-8
========================================================================================================================

                              cannot predict the future performance of any of the basket components based on their historical performance. The basket performance factor may be negative so that you will receive at maturity an amount that is less than the $10 principal amount of each PLUS by an amount proportionate to the decrease in the basket performance factor. In addition, there can be no assurance that the basket performance factor will increase so that you will receive at maturity an amount in excess of the principal amount of the PLUS.

The inclusion of              Assuming no change in market conditions or any other relevant factors, the price, if any,
commissions and projected     at which MS & Co. is willing to purchase PLUS in secondary market transactions will likely
profit from hedging in        be lower than the original issue price, since the original issue price included, and
the original issue            secondary market prices are likely to exclude, commissions paid with respect to the PLUS,
price is likely to            as well as the projected profit included in the cost of hedging our obligations under the
adversely affect              PLUS. In addition, any such prices may differ from values determined by pricing models
secondary market prices       used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

Adjustments to the            Standard & Poor's Corporation, or S&P(R), is responsible for calculating and maintaining
S&P 500 Index could           the S&P 500 Index. S&P can add, delete or substitute the stocks underlying the S&P 500
adversely affect the          Index or make other methodological changes that could change the value of the S&P 500
value of the PLUS             Index. Any of these actions could adversely affect the value of the PLUS.

                              S&P may discontinue or suspend calculation or publication of the S&P 500 Index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued S&P 500
                              Index. MS & Co. could have an economic interest that is different than that of investors in the PLUS insofar as, for example, MS & Co. is not precluded from considering indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co.
                              determines that there is no appropriate successor index, at maturity the payout on the
                              PLUS will be an amount based on the closing prices over the averaging period of the stocks underlying the S&P 500 Index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating the S&P 500 Index last in effect prior to discontinuance of the S&P 500 Index.

Prices for the basket         Prices for the basket commodities are affected by a variety of factors, including changes
commodities may change        in supply and demand relationships, governmental programs and policies, national and
unpredictably and affect      international political and economic events, wars and acts of terror, changes in interest
the value of the PLUS in      and exchange rates, trading activities in commodities and related contracts, weather, and
unforeseeable ways            agricultural, trade fiscal, monetary and exchange control policies. The price volatility of each basket commodity also affects the value of the futures and forward contracts related to that basket commodity and therefore its price at any such time. These factors may affect the prices for the basket commodities and the value of your PLUS in varying ways and may cause the prices of the basket commodities to move in inconsistent directions and at inconsistent rates.

Commodities prices are        Energy
volatile and are affected     ------
by numerous factors
specific to each market       West Texas Intermediate Light Sweet Crude Oil

                              Demand for refined petroleum products by consumers, as well as the agricultural, manufacturing and transportation industries, affects the price of crude oil. Crude oil's end-use as a refined product is often as transport fuel, industrial fuel and in-home heating fuel. Potential for substitution in most areas exists, although considerations including relative cost often limit substitution levels. Demand is also influenced by government regulations, such as environmental or consumption

                                                          PS-9
========================================================================================================================

                              policies. In addition to general economic activity and demand, prices for crude oil are affected by political events, labor activity and, in particular, direct government intervention (such as embargos) or supply disruptions in major oil producing regions of the world. Such events tend to affect oil prices worldwide, regardless of the location of the event. Supply for crude oil may increase or decrease depending on many factors. These include production decisions by the Organization of Oil and Petroleum Exporting Countries
                              and other crude oil producers. In the event of sudden disruptions in the supplies of oil, such as those caused by war, natural events, accidents or acts of terrorism, prices of oil futures contracts could become extremely volatile and unpredictable. Also, sudden and dramatic changes in the futures market may occur, for example, upon a cessation of hostilities that may exist in countries producing oil, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities.

                              Natural Gas

                              Both supply and demand for natural gas can affect its price. Supply for natural gas relies in part on the age and efficiency of existing gas fields, the ability to locate and drill new gas fields with government approval and disruptions to the delivery of the natural gas due to weather or other factors.  In addition, supply may be influenced by the distance between the source of the particular natural gas and the location of its intended use since the commodity must be liquefied in order to be transported great distances. Thus, the political stability of the countries in which the natural gas fields are located may impact the natural gas supply rate and ultimately its price. Demand for natural gas can be influenced by the extent of use of natural gas for home heating, industrial uses, and more recently as a alternative fuel source for vehicles.  Demand will also be influenced by government regulations such as environmental or consumption policies.

                              Metals
                              ------

                              The prices of aluminum, copper and zinc are primarily affected by the global demand for and supply for such metals, but are also influenced significantly from time to time by speculative actions and by currency exchange rates. Demand for metals is significantly influenced by the level of global industrial economic activity. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels. There may be substitutes for various metals, including those within the basket, in various applications. Their availability and price will also affect demand for the metals.

                              High-Grade Primary Aluminum

                              Industrial sectors which are particularly important to demand for aluminum include the automobile, packaging and construction sectors. The supply of aluminum is widely spread around the world, and the principal factor dictating the smelting of such aluminum is the ready availability of inexpensive power. The supply of aluminum is also affected by current and previous price levels, which will influence investment decisions in new smelters. Other factors influencing supply include droughts, transportation problems and shortages of power and raw materials.

                              Copper-Grade A

                              Industrial sectors which are particularly important to demand for copper include the electrical and construction sectors. In recent years demand has been supported by strong consumption from newly industrializing countries due to their copper-intensive economic growth and infrastructure development. Apart from the United States, Canada and Australia, the majority of copper concentrate supply (the raw material) comes from outside the
                              Organization for Economic Cooperation and Development countries. In previous years, copper supply has been affected by strikes, financial problems and terrorist activity.

                                                         PS-10
========================================================================================================================

                              Special High-Grade Zinc

                              The galvanized steel industrial sector is particularly important to demand for zinc given that the use of zinc in the manufacture of galvanized steel accounts for a significant percentage of world-wide zinc demand. The galvanized steel sector is in turn heavily dependent on the automobile and construction sectors. Growth in the production of galvanized steel will drive zinc demand. The supply of zinc concentrate (the raw material)
                              is dominated by Australia, North America and Latin America. The supply of zinc is also affected by current and previous price levels, which will influence investment decisions in new mines and smelters. Low prices for zinc in the early 1990s tended to discourage such investments.

Changes in the value          Value movements in the basket components may not correlate with each other. At a time when
of one or more of the         the value of one basket component increases, the value of the other basket components may
basket components may         not increase as much, or may even decline in value. Therefore, in calculating the basket
offset each other             components' performance values and the basket performance factor on the final averaging date, increases in the value of one basket component may be moderated, or wholly offset, by lesser increases or declines in the value of other basket components. Furthermore, the basket is not equally weighted among the basket components. Significant decreases in the value of a more heavily weighted basket component could moderate or wholly offset increases in the values of the less heavily weighted basket components.

                              You can review a table of the historical values of each of the basket components for each calendar quarter in the period from January 1, 2000 through November 30, 2005 and related graphs and a graph of the historical performance of the basket for the period from January
                              1, 2000 through November 30, 2005 (assuming that each of the basket components is weighted in the basket as described above) in this pricing supplement under "Description of
                              PLUS--Historical Information" and "--Historical Graph." You cannot predict the future performance of any of the basket components or of the basket as a whole based on historical performance. In addition, there can be no assurance that the basket performance factor will be greater than 0% so that you will receive at maturity an amount in excess of the principal amount of the PLUS. If the basket performance factor is less than 0%, you will receive at maturity an amount that is less than the amount of your original investment in the PLUS, and which could be significantly less.

Suspension or disruptions     The commodities markets are subject to temporary distortions or other disruptions due to
of market trading in the      various factors, including the lack of liquidity in the markets, the participation of
basket commodities and        speculators and government regulation and intervention. These circumstances could
related futures markets       adversely affect the prices of the basket commodities and, therefore, the value of the
may adversely affect the      PLUS.
value of the PLUS

There are risks relating      The closing cash bid prices of three of the five basket components--copper, aluminum and
to trading of commodities     zinc--will be determined by reference to the per unit U.S. dollar cash bid prices of
on the London Metal           contracts traded on the London Metal Exchange, which we refer to as the LME. The LME is a
Exchange                      principals' market which operates in a manner more closely analogous to the over-the-counter physical commodity markets than regulated futures markets. For example, there are no daily price limits on the LME, which would otherwise restrict the extent of daily fluctuations in the prices of LME contracts. In a declining market, therefore, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. In addition, a contract may be entered into on the LME calling for delivery on any day from one day to three months following the date of such contract and for monthly delivery in any of the next 16 to 24 months (depending on the commodity) following such third month, in contrast to trading on futures exchanges, which call for delivery in stated delivery months. As a result, there may be a greater risk of a concentration

                                                         PS-11
========================================================================================================================

                              of positions in LME contracts on particular delivery dates, which in turn could cause temporary aberrations in the prices of LME contracts for certain delivery dates.

                              If such aberrations occur on the averaging dates, the per unit closing bid prices used to determine the final average values of the basket commodities and, consequently, any payment at maturity, could be adversely affected.

The economic interests of     The economic interests of the calculation agent and other of our affiliates are
the calculation agent and     potentially adverse to your interests as an investor in the PLUS.
other of our affiliates
are potentially adverse       As calculation agent, MS & Co. will determine the initial value and final average value of
to your interests             each basket component, the performance values of each basket component and the basket performance factor and calculate the amount of cash, if any, you will receive at maturity.
                              Determinations made by MS & Co., in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of any closing value in the event of a market disruption event, may affect the payout to you at maturity. See the sections of this pricing supplement called "Description of PLUS--Market Disruption Event" and
                              "--Discontinuance of the S&P 500 Index; Alteration of Method of Calculation."

                              The original issue price of the PLUS includes the agent's commissions and certain costs of hedging our obligations under the PLUS. The subsidiaries through which we hedge our obligations under the PLUS expect to make a profit. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected.

Investing in the PLUS is      As a holder of the PLUS, you will not have rights that holders of exchange-traded futures
not equivalent to             on the basket commodities may have. Furthermore, investing in the PLUS is not equivalent
investing in the              to investing in the S&P 500 Index or its component stocks. As an investor in the PLUS, you
basket components             will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that underlie the S&P 500 Index.

Hedging and trading           MS & Co. and other affiliates of ours have carried out, and will continue to carry out,
activity by the               hedging activities related to the PLUS (and to other instruments linked to the S&P 500
calculation agent and         Index or its component stocks or to the basket commodities), including trading in the
its affiliates could          stocks underlying the S&P 500 Index as well as in other instruments related to the S&P 500
potentially affect the        Index and futures and options contracts on the basket commodities as well as other
value of the PLUS             instruments related to the basket commodities. MS & Co. and some of our other subsidiaries also trade the stocks underlying the S&P 500 Index, other financial instruments related to the S&P 500 Index, the basket commodities, and other instruments related to the basket commodities on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the day we price the
                              PLUS for initial sale to the public could potentially increase the initial values of the basket components and, therefore, the values at which the basket components must close during the averaging period before you receive a payment at maturity that exceeds the principal amount of the PLUS. Additionally, such hedging or trading activities during the term of the PLUS could potentially affect the values of the basket components during the averaging period and, accordingly, the amount of cash you will receive at maturity.

                                                         PS-12
========================================================================================================================

Because the                   You should also consider the U.S. federal income tax consequences of investing in the
characterization              PLUS. There is no direct legal authority as to the proper tax treatment of the PLUS, and
of the PLUS for U.S.          consequently our special tax counsel is unable to render an opinion as to their proper
federal income tax            characterization for U.S. federal income tax purposes. Significant aspects of the tax
purposes is uncertain,        treatment of the PLUS are uncertain. Pursuant to the terms of the PLUS, you have agreed
the material U.S.             with us to treat a PLUS as a single financial contract, as described in the section of
federal income tax            this pricing supplement called "Description of PLUS--United States Federal Income
consequences of an            Taxation--General." If the Internal Revenue Service (the "IRS") were successful in
investment in the PLUS        asserting an alternative characterization for the PLUS, the timing and/or character of
are uncertain                 income or loss with respect to the PLUS would differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the PLUS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement. Please read carefully the section of this pricing supplement called "Description of PLUS--United States Federal
                              Income Taxation."

                              If you are a non-U.S. investor, please also read the section of this pricing supplement called "Description of PLUS--United States Federal Income Taxation--Non-U.S. Holders."

                              You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the PLUS as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                                                         PS-13
========================================================================================================================

                                                   DESCRIPTION OF PLUS

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term
"PLUS" refers to each $10 principal amount of our PLUS due January 29, 2007, Mandatorily Exchangeable for an Amount
Payable in U.S. Dollars Based on the Performance of a Basket Composed of the S&P 500 Index, Energy Commodities and
Metals Commodities. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley.

Aggregate Principal Amount... $

Original Issue Date
  (Settlement Date)..........                  , 2005

Maturity Date................ January 29, 2007

Issue Price.................. $10 per PLUS

Denominations................ $10 and integral multiples thereof

CUSIP Number................. 61747Y642

Interest Rate................ None

Specified Currency........... U.S. dollars

Basket....................... The following table sets forth the Basket Components, the Reuters Page for each Basket
                              Commodity and the Basket Weighting of each Basket Component in the Basket:

                                           Basket Components                     Reuters Page   Basket Weighting
                       -------------------------------------------------------   ------------   ----------------
                       S&P 500 Index ("S&P 500 Index")                               N/A             33.333%
                       West Texas Intermediate WTI Crude Oil ("WTI Crude Oil")       CLc1            16.667%
                       Natural Gas ("Natural Gas")                                   NGc1            16.667%
                       High-Grade Primary Aluminum ("Aluminum")                      MTLE            11.111%
                       Copper-Grade A ("Copper")                                     MTLE            11.111%
                       Special High-Grade Zinc ("Zinc")                              MTLE            11.111%

Basket Commodity............. Any of the following Basket Components: WTI Crude Oil, Natural Gas, Aluminum, Copper and
                              Zinc.

Payment at Maturity.......... At maturity, upon delivery of the PLUS to the Trustee, we will pay with respect to the $10 principal amount of each PLUS an amount in cash equal to (i) if the Basket Performance
                              Factor is greater than 0%, $10 plus the Leveraged Upside Payment or (ii) if the Basket
                              Performance Factor is less than or equal to 0%, $10 times 1 plus the Basket Performance
                              Factor.

                              We shall, or shall cause the Calculation Agent to, (i) provide written notice to the
                              Trustee and to The Depositary Trust Company, which we refer to as DTC, of the amount of cash to be delivered with respect to the $10 principal amount of each PLUS, on or prior to
                              10:30 a.m. on the Trading Day preceding the Maturity Date (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the Maturity
                              Date), and (ii) deliver the aggregate cash amount due with respect to the PLUS to the
                              Trustee for delivery to DTC, as holder of the PLUS, on the Maturity Date. We expect such amount of cash will be distributed to investors on the Maturity

                                                         PS-14
========================================================================================================================

                              Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See "--Book Entry Note or Certificated Note" below, and see "The
                              Depositary" in the accompanying prospectus supplement.

Leveraged Upside Payment..... The product of (i) $10 and (ii) the Basket Performance Factor and (iii) the Leverage
                              Factor.

Leverage Factor.............. The Leverage Factor is expected to be 145% to 155% and will be determined on the day we price the PLUS for initial sale to the public.

Basket Performance Factor.... The Basket Performance Factor is a percentage that is the sum of the Performance Values for each of the Basket Components. The Basket Performance Factor is described by the following formula:

                                                      S&P 500 Index Performance Value
                                                                     +
                                                      WTI Crude Oil Performance Value
                                                                     +
                                                       Natural Gas Performance Value
                                                                     +
                                                         Aluminum Performance Value
                                                                     +
                                                          Copper Performance Value
                                                                     +
                                                           Zinc Performance Value

                              In certain circumstances, the Basket Performance Factor will be based on an alternate calculations of the Final Average Values for the Basket Components, as described under
                              "--Fallback Reference Dealer Determination" and "--Discontinuance of the S&P 500 Index;
                              Alteration of Method of Calculation."

S&P 500 Index
  Performance Value.......... The S&P 500 Index Performance Value is (i) a fraction, the numerator of which will be the
                              Final Average S&P 500 Index Value minus the Initial S&P 500 Index Value and the denominator of which will be the Initial S&P 500 Index Value, times (ii) the S&P 500
                              Basket Weighting. The S&P 500 Index Performance Value is described by the following formula, and will be determined on the applicable final Averaging Date:

                         (Final Average S&P 500 Index Value - Initial S&P 500 Index Value)
                       ---------------------------------------------------------------------  x  .33333
                                             Initial S&P 500 Index Value

Initial S&P 500
  Index Value................              , the S&P Closing Value on the day we price the PLUS for initial sale to the public.

Final Average S&P 500
  Index Value................ The arithmetic average of the S&P Closing Values or the closing values for any Successor
                              Index (as defined under "--Discontinuance of the S&P 500 Index; Alteration of Method of
                              Calculation" below) on each of the Averaging Dates, as calculated by the Calculation Agent on the applicable final Averaging Date, subject to the occurrence of a Market Disruption
                              Event as described below in "--Averaging Dates and Determination of

                                                         PS-15
========================================================================================================================

                              Closing Values." In certain circumstances, such closing values will be based on the alternate calculation of the S&P 500 Index described under "--Discontinuance of the S&P
                              500 Index; Alteration of Method of Calculation."

S&P Closing Value............ The closing value of the S&P 500 Index or any Successor Index published at the regular weekday close of trading on any New York Trading Day.

Aluminum Performance Value... The Aluminum Performance Value is (i) a fraction, the numerator of which will be the Final
                              Average Aluminum Value minus the Initial Aluminum Value and the denominator of which will be the Initial Aluminum Value, times (ii) the Aluminum Basket Weighting. The Aluminum
                              Performance Value is described by the following formula, and will be determined on the applicable final Averaging Date:

                                (Final Average Aluminum Value - Initial Aluminum Value)
                              -----------------------------------------------------------  x  .11111
                                               Initial Aluminum Value

Initial Aluminum Value.......            , the official closing cash bid price per metric ton of High-Grade Primary
                              Aluminum on the London Metal Exchange ("LME"), stated in U.S. dollars, as determined by the LME and displayed on the applicable Reuters Page under the heading "LME Daily Official
                              Prices" on the day we price the PLUS for initial sale to the public.

Final Average Copper
  Aluminum Value............. The arithmetic average of the official closing cash bid prices per metric ton of
                              High-Grade Primary Aluminum on the LME, stated in U.S. dollars, as determined by the LME and displayed on the applicable Reuters Page under the heading "LME Daily Official Prices"
                              (each, an "Aluminum Closing Value") on each of the Averaging Dates, as calculated by the
                              Calculation Agent on the applicable final Averaging Date, subject to the occurrence of a
                              Market Disruption Event as described below in "--Averaging Dates and Determination of
                              Closing Values."

Copper Performance Value..... The Copper Performance Value is (i) a fraction, the numerator of which will be the Final
                              Average Copper Value minus the Initial Copper Value and the denominator of which will be the Initial Copper Value, times (ii) the Copper Basket Weighting. The Copper Performance
                              Value is described by the following formula, and will be determined on the applicable final Averaging Date:

                                   (Final Average Copper Value - Initial Copper Value)
                                 -------------------------------------------------------  x  .11111
                                                  Initial Copper Value

Initial Copper Value.........           , the official closing cash bid price per metric ton of Copper-Grade A on the
                              LME, stated in U.S. dollars, as determined by the LME and displayed on the applicable
                              Reuters Page under the heading "LME Daily Official Prices" on the day we price the PLUS for initial sale to the public.

                                                         PS-16
========================================================================================================================

Final Average Copper Value... The arithmetic average of the official closing cash bid prices per metric ton of
                              Copper-Grade A on the LME, stated in U.S. dollars, as determined by the LME and displayed on the applicable Reuters Page under the heading "LME Daily Official Prices" (each, a
                              "Copper Closing Value") on each of the Averaging Dates, as calculated by the Calculation
                              Agent on the final applicable Averaging Date, subject to the occurrence of a Market
                              Disruption Event as described below in "--Averaging Dates and Determination of Closing
                              Values."

Zinc Performance Value....... The Zinc Performance Value is (i) a fraction, the numerator of which will be the Final
                              Average Zinc Value minus the Initial Zinc Value and the denominator of which will be the
                              Initial Zinc Value, times (ii) the Zinc Basket Weighting. The Zinc Performance Value is
                              described by the following formula, and will be determined on the final applicable
                              Averaging Date:

                                  (Final Average Zinc Value - Initial Zinc Value)
                                ---------------------------------------------------  x  .11111
                                             Initial Zinc Strike Value

Initial Zinc Value...........               , the official closing cash bid price per metric ton of Special High-Grade
                              Zinc on the LME, stated in U.S. dollars, as determined by the LME and displayed on the applicable Reuters Page under the heading "LME Daily Official Prices" on the day we price the PLUS for initial sale to the public.

Final Average Zinc Value..... The arithmetic average of the official cash bid prices per metric ton of Special
                              High-Grade Zinc on the LME, stated in U.S. dollars, as determined by the LME and displayed on the applicable Reuters Page under the heading "LME Daily Official Prices" (each, a
                              "Zinc Closing Value") on each of the Averaging Dates, as calculated by the Calculation
                              Agent on the final applicable Averaging Date, subject to the occurrence of a Market
                              Disruption Event as described below in "--Averaging Dates and Determination of Closing
                              Values."

WTI Crude Oil
  Performance Value.......... The WTI Crude Oil Performance Value is (i) a fraction, the numerator of which will be the
                              Final Average WTI Crude Oil Value minus the Initial WTI Crude Oil Value and the denominator of which will be the Initial WTI Crude Oil Value, times (ii) the WTI Crude Oil
                              Basket Weighting. The WTI Crude Oil Performance Value is described by the following formula, and will be determined on the final applicable Averaging Date:

                                (Final Average WTI Crude Oil Value - Initial WTI Crude Oil Value)
                              ---------------------------------------------------------------------  x   .16667
                                                  Initial WTI Crude Oil Value

Initial WTI Crude
  Oil Value..................             , the official settlement price per barrel of West Texas WTI crude oil on the
                              New York Mercantile Exchange ("NYMEX") of the front month futures contract (or, in the case of the last trading day of the front run contract, the second contract), stated in
                              U.S. dollars, as made public by the NYMEX and displayed on the applicable Reuters Page under the heading "CLc1" on the day we price the PLUS for initial sale to the public.

                                                         PS-17
========================================================================================================================

Final Average WTI Crude
  Oil Value.................. The arithmetic average of the official settlement prices per barrel of West Texas WTI crude oil on the NYMEX of the front month futures contract (or, in the case of the last trading day of the front run contract, the second contract), stated in U.S. dollars, as made public by the NYMEX and displayed on the applicable Reuters Page under the heading
                              "CLc1" (each, an "Oil Closing Value") on each of the Averaging Dates, as calculated by the
                              Calculation Agent on the final applicable Averaging Date, subject to the occurrence of a
                              Market Disruption Event as described below in "--Averaging Dates and Determination of
                              Closing Values."

Natural Gas Performance
  Value...................... The Natural Gas Performance Value is (i) a fraction, the numerator of which will be the
                              Final Average Natural Gas Value minus the Initial Natural Gas Value and the denominator of which will be the Initial Natural Gas Value, times (ii) the Natural Gas Basket Weighting.
                              The Natural Gas Performance Value is described by the following formula, and will be determined on the final applicable Averaging Date:

                                (Final Average Natural Gas Value - Initial Natural Gas Value)
                              -----------------------------------------------------------------  x  .16667
                                                  Initial Natural Gas Value

Initial Natural Gas Value....             , the official settlement price per MMBTU of natural gas on the NYMEX of the front month futures contract (or, in the case of the last trading day of the front run contract, the second contract), stated in U.S. dollars, as made public by the NYMEX and displayed on the applicable Reuters Page under the heading "NGc1" on the day we price the
                              PLUS for initial sale to the public.

Final Average Natural
  Gas Value.................. The arithmetic average of the official settlement prices per MMBTU of natural gas on the
                              NYMEX of the front month futures contract (or, in the case of the last trading day of the front run contract, the second contract), stated in U.S. dollars, as made public by the
                              NYMEX and displayed on the applicable Reuters Page under the heading "NGc1" (each, a "Gas
                              Closing Value") on each of the Averaging Dates, as calculated by the Calculation Agent on the final applicable Averaging Date, subject to the occurrence of a Market Disruption
                              Event as described below in "--Averaging Dates and Determination of Closing Values."

Closing Values............... The S&P Closing Value, the Oil Closing Value, the Gas Closing Value, the Aluminum Closing
                              Value, the Copper Closing Value and the Zinc Closing Value, each as determined on any
                              Averaging Date.

Averaging Dates and
  Determination of
  Closing Values............. With respect to each Basket Component separately, each of 19 Component Trading Days during the Averaging Period on which no Market Disruption Event occurs; provided that, if a
                              Market Disruption Event occurs on any Averaging Date with respect to any Basket Component
                              (a "Component Non-averaging Date"), then no Closing Value with respect to such Basket
                              Component shall be determined for such date and the Calculation Agent will

                                                         PS-18
========================================================================================================================

                              instead determine the Closing Value for such Component Non-averaging Date on the next succeeding Averaging Date for such Basket Component on which no Market Disruption Event occurs; provided further that if five successive Component Non-averaging Dates occur, the
                              Calculation Agent shall determine a Closing Value on the next succeeding Component Trading
                              Day notwithstanding the occurrence of a Market Disruption Event on such Component Trading
                              Day. If the Calculation Agent must determine a Closing Value on such Component Trading Day notwithstanding the occurrence of a Market Disruption Event, it shall do so in accordance with the third paragraph of "--Discontinuance of the S&P 500 Index; Alteration of Method
                              of Calculation" below, in the case of the S&P 500 Index, and in accordance with
                              "--Fallback Reference Dealer Determination" below, in the case of the Basket Commodities, and such Closing Value as so determined shall be the Closing Value for the purposes of each of the five preceding Component Non-averaging Dates. With respect to any Basket
                              Component, in the event fewer than the remaining required Averaging Dates for such Basket
                              Component remain before and including the final Averaging Date due to Market Disruption
                              Events or otherwise, the final Averaging Date for such Basket Component will be postponed by up to five scheduled Component Trading Days, as applicable.

Averaging Period............. The period beginning on and including December 15, 2006 to and including January 15, 2007.

Component Trading Day........ In the case of (i) the S&P 500 Index, WTI Crude Oil and Natural Gas, each New York Trading day and (ii) in the case of Aluminum, Copper and Zinc, each London Trading Day.

New York Trading Day ........ A day, as determined by the Calculation Agent, on which trading is generally conducted on the NYSE, the AMEX, the Nasdaq National Market, the New York Mercantile Exchange and the
                              Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States, and on which on trading is generally conducted on the Relevant
                              Exchange(s) for WTI Crude Oil and Natural Gas.

London Trading Day .......... A day, as determined by the Calculation Agent, on which trading is generally conducted on the London Stock Exchange and the LME.

Fallback Reference
  Dealer Determination....... The Calculation Agent will determine the relevant Basket Commodity Closing Value by requesting the principal office of each of the four leading dealers in the relevant Basket
                              Commodity market, selected by the Calculation Agent, to provide a quotation for the relevant Basket Commodity Closing Value. If at least three such quotations are provided as requested, the relevant Basket Commodity Closing Value shall be the arithmetic mean of such quotations. If fewer than three quotations are provided as requested, the relevant
                              Basket Commodity Closing Value shall be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any

                                                         PS-19
========================================================================================================================

                              information that it deems relevant. If any relevant Basket Commodity Closing Value as quoted on its respective Reuters Page is modified so that such Closing Value is a fraction of what it would have been if it had not been modified (e.g., if the per unit closing price is adjusted to account for a different per unit size), then the Calculation Agent will adjust such Closing Value in order to arrive at a Closing Value as if it had not been modified (e.g., as if such unit size had not changed).

Market Disruption Event...... Market Disruption Event means:

                              (a)  with respect to the S&P 500 Index:

                                   (i) the occurrence or existence of a suspension, absence or material limitation of trading of stocks then constituting 20 percent or more of the level of the S&P 500
                                   Index (or the Successor Index) on the Relevant Exchanges for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such Relevant Exchange; or a breakdown or failure in the price and trade reporting systems of any Relevant Exchange as a result of which the reported trading prices for stocks then constituting 20 percent or more of the level of the S&P 500 Index (or the Successor Index) during the last one-half hour preceding the close of the principal trading session on such Relevant Exchange are materially inaccurate; or the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts or exchange traded funds related to the S&P 500 Index (or the Successor Index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the
                                   Calculation Agent in its sole discretion; and

                                   (ii) a determination by the Calculation Agent in its sole discretion that any event described in clause (a)(i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the PLUS; and

                              (b)  with respect to any Basket Commodity:

                                    (i) any of Price Source Disruption, Trading Suspension, Disappearance of Basket
                                   Commodity Reference Price and Tax Disruption; and

                                    (ii) a determination by the Calculation Agent in its sole discretion that any event described in clause (b)(i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the PLUS.

                                                         PS-20
========================================================================================================================

                              For the purpose of determining whether a Market Disruption Event exists with respect to the S&P 500 Index at any time, if trading in a security included in the S&P 500 Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the S&P 500 Index shall be based on a comparison of (x) the portion of the value of the S&P 500 Index attributable to that security relative to (y) the overall value of the S&P 500 Index, in each case immediately before that suspension or limitation.

                              For the purpose of determining whether a Market Disruption Event with respect to the S&P
                              500 Index has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange traded fund will not constitute a Market Disruption Event, (3) limitations pursuant to the rules of any Relevant Exchange similar to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80A as determined by the Calculation Agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading, (4) a suspension of trading in futures or options contracts on the
                              S&P 500 Index by the primary securities market trading in such contracts by reason of (a)
                              a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the S&P 500 Index and (5) a
                              "suspension, absence or material limitation of trading" on any Relevant Exchange or on the primary market on which futures or options contracts related to the S&P 500 Index are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Book Entry Note or
  Certificated Note.......... Book Entry. The PLUS will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC. DTC's nominee will be the only registered holder of the
                              PLUS. Your beneficial interest in the PLUS will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC. In this pricing supplement, all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the PLUS, for distribution to participants in accordance with DTC's procedures. For more information regarding DTC and book entry notes, please read "The Depositary" in the accompanying prospectus supplement and "Form of Securities--Global Securities--Registered Global
                              Securities" in the accompanying prospectus.

                                                         PS-21
========================================================================================================================

Senior Note or
  Subordinated Note.......... Senior

Trustee...................... JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)

Agent........................ MS & Co.

Calculation Agent............ MS & Co.

                              All determinations made by the Calculation Agent will be at the sole discretion of the
                              Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

                              All calculations with respect to the Payment at Maturity, if any, will be rounded to the nearest one billionth, with five ten-billionths rounded upward (e.g., .8765432105 would be rounded to .876543211); all dollar amounts related to determination of the amount of cash payable per PLUS will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of PLUS will be rounded to the nearest cent, with one-half cent rounded upward.

                              Because the Calculation Agent is our subsidiary, the economic interests of the Calculation
                              Agent and its affiliates may be adverse to your interests as an investor in the PLUS, including with respect to certain determinations and judgments that the Calculation Agent must make in determining the initial values, final average values and performance values of the basket components and the basket performance factor, or whether a Market Disruption
                              Event has occurred. See "--Market Disruption Event" and "--Adjustments to the Exchange
                              Ratios" below. MS & Co. is obligated to carry out its duties and functions as Calculation
                              Agent in good faith and using its reasonable judgment.

Reuters Page................. The display page so designated on the Reuters Monitor Money Rates Service ("Reuters") as
                              designated in "--Basket" above or any other display page that may replace that display page on Reuters and any successor service thereto. If any Closing Value for any Basket
                              Commodity as displayed on its respective Reuters Page is modified so that such Closing
                              Value is a fraction of what it would have been if it had not been modified (e.g., if the
                              Closing Value is adjusted to account for a different per unit size), then the Calculation
                              Agent will adjust such Closing Value in order to arrive at a Closing Value as if it had not been modified (e.g., as if such unit size had not changed).

Price Source Disruption...... Price Source Disruption means either (i) the failure of Reuters to announce or publish the relevant price specified in this pricing supplement for the relevant Basket Commodity or
                              (ii) the failure of the LME to publish the relevant price specified in this pricing supplement or (iii) the temporary or permanent discontinuance or unavailability of the
                              Reuters Page.

                                                         PS-22
========================================================================================================================

Trading Suspension........... Trading Suspension means the material suspension of trading in a Basket Commodity or futures contracts related to such Basket Commodity on the Relevant Exchange for such
                              Basket Commodity.

Disappearance of Basket
  Commodity Reference
  Price...................... Disappearance of Basket Commodity Reference Price means either (i) the failure of trading to commence, or the permanent discontinuance of trading, in a Basket Commodity or futures contracts related to such Basket Commodity on the Relevant Exchange for such Basket
                              Commodity or (ii) the disappearance of, or of trading in, the relevant Basket Commodity.

Tax Disruption............... Tax Disruption means the imposition of, change in or removal of an excise, severance, sales, use, value-added, transfer, stamp, documentary, recording or similar tax on, or measured by reference to, a Basket Commodity (other than a tax on, or measured by reference to overall gross or net income) by any government or taxation authority after the date of this pricing supplement, if the direct effect of such imposition, change or removal is to raise or lower the price on any day that would otherwise be a Determination
                              Date from what it would have been without that imposition, change or removal.

Discontinuance of the
  S&P 500 Index;
  Alteration of Method
  of Calculation............. If S&P discontinues publication of the S&P 500 Index and S&P or another entity (including
                              MS & Co.) publishes a successor or substitute index that MS & Co., as the Calculation
                              Agent, determines, in its sole discretion, to be comparable to the discontinued S&P 500
                              Index (such index being referred to herein as a "Successor Index"), then any subsequent
                              S&P Closing Value will be determined by reference to the published value of such Successor
                              Index at the regular weekday close of trading on the New York Trading Day that any S&P
                              Closing Value is to be determined.

                              Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent
                              will cause written notice thereof to be furnished to the Trustee, to Morgan Stanley and to
                              DTC, as holder of the PLUS, within three Trading Days of such selection. We expect that such notice will be passed on to you, as a beneficial owner of the PLUS, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

                              If S&P discontinues publication of the S&P 500 Index prior to, and such discontinuance is continuing on, any Averaging Date and MS & Co., as the Calculation Agent, determines, in its sole discretion, that no Successor Index is available at such time, then the
                              Calculation Agent will determine the S&P Closing Value for such date and any succeeding
                              Averaging Date(s). The S&P Closing Value will be computed by the Calculation Agent in accordance with the formula for calculating the S&P 500 Index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the

                                                         PS-23
========================================================================================================================

                              closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently constituting the S&P 500 Index without any rebalancing or substitution of such securities following such discontinuance. Notwithstanding these alternative arrangements, discontinuance of the publication of the S&P 500 Index may adversely affect the value of the PLUS.

                              If at any time the method of calculating the S&P 500 Index or a Successor Index, or the value thereof, is changed in a material respect, or if the S&P 500 Index or a Successor
                              Index is in any other way modified so that such index does not, in the opinion of MS &
                              Co., as the Calculation Agent, fairly represent the value of the S&P 500 Index or such
                              Successor Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York City on each date on which the S&P Closing Value is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of a stock index comparable to the S&P 500 Index or such Successor
                              Index, as the case may be, as if such changes or modifications had not been made, and the
                              Calculation Agent will calculate the Final S&P 500 Index Performance Value with reference to the S&P 500 Index or such Successor Index, as adjusted. Accordingly, if the method of calculating the S&P 500 Index or a Successor Index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the Calculation Agent will adjust such index in order to arrive at a value of the S&P 500 Index or such Successor Index as if it had not been modified
                              (e.g., as if such split had not occurred).

Alternate Exchange
  Calculation in Case of
  an Event of Default........ In case an event of default with respect to the PLUS shall have occurred and be continuing, the amount declared due and payable per PLUS upon any acceleration of the PLUS
                              (an "Event of Default Acceleration") shall be determined by the Calculation Agent and shall be an amount in cash equal to the Payment at Maturity calculated as though the
                              Closing Values of the Basket Components for any Averaging Date(s) scheduled to occur on or after such date of acceleration were the Closing Values of the Basket Components on the date of acceleration.

                              If the maturity of the PLUS is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the
                              Trustee at its New York office, on which notice the Trustee may conclusively rely, and to
                              DTC of the cash amount due with respect to the PLUS as promptly as possible and in no event later than two Business Days after the date of acceleration.

The S&P 500 Index............ We have derived all information contained in this pricing supplement regarding the S&P 500
                              Index, including, without limitation, its make-up, method of calculation and changes in its

                                                         PS-24
========================================================================================================================

                              components, from publicly available information. Such information reflects the policies of, and is subject to change by S&P. The S&P 500 Index was developed by S&P and is calculated, maintained and published by S&P. We make no representation or warranty as to the accuracy or completeness of such information.

                              The S&P 500 Index is intended to provide a performance benchmark for the U.S. equity markets. The calculation of the value of the S&P 500 Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 500 companies (the "Component Stocks") as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. The "Market Value" of any
                              Component Stock is the product of the market price per share and the number of the then outstanding shares of such Component Stock. The 500 companies are not the 500 largest companies listed on the NYSE and not all 500 companies are listed on such exchange. S&P chooses companies for inclusion in the S&P 500 Index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500
                              Index to achieve the objectives stated above. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company's common stock is widely-held and the Market Value and trading activity of the common stock of that company.

                              The S&P 500 Index is calculated using a base-weighted aggregate methodology: the level of the S&P 500 Index reflects the total Market Value of all 500 Component Stocks relative to the S&P 500 Index's base period of 1941-43 (the "Base Period").

                              An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

                              The actual total Market Value of the Component Stocks during the Base Period has been set equal to an indexed value of 10. This is often indicated by the notation 1941-43=10. In practice, the daily calculation of the S&P 500 Index is computed by dividing the total
                              Market Value of the Component Stocks by a number called the "Index Divisor." By itself, the Index Divisor is an arbitrary number. However, in the context of the calculation of the S&P 500 Index, it is the only link to the original base period value of the S&P 500
                              Index. The Index Divisor keeps the S&P 500 Index comparable over time and is the manipulation point for all adjustments to the S&P 500 Index ("Index Maintenance").

                                                         PS-25
========================================================================================================================

                              Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spinoffs.

                              To prevent the value of the S&P 500 Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P 500 Index require an
                              Index Divisor adjustment. By adjusting the Index Divisor for the change in total Market
                              Value, the value of the S&P 500 Index remains constant. This helps maintain the value of the S&P 500 Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 500 Index does not reflect the corporate actions of individual companies in the S&P 500 Index. All Index Divisor adjustments are made after the close of trading and after the calculation of the closing value of the S&P 500 Index. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 500 Index and do not require Index Divisor adjustments.

                              The table below summarizes the types of S&P 500 Index maintenance adjustments and indicates whether or not an Index Divisor adjustment is required.

                                                                                          Divisor
                                                                                         Adjustment
                              Type of Corporate Action         Adjustment Factor          Required
                              ------------------------   -----------------------------   ----------
                              Stock split                Shares Outstanding              No
                                (i.e., 2-for-1)          multiplied by 2; Stock
                                                         Price divided by 2

                              Share issuance             Shares Outstanding plus         Yes
                                (i.e., change = 5%)      newly issued Shares

                              Share repurchase           Shares Outstanding minus        Yes
                                (i.e., change = 5%)      Repurchased Shares

                              Special cash dividends     Share Price minus Special       Yes
                                                         Dividend

                              Company Change             Add new company Market Value    Yes
                                                         minus old company Market
                                                         Value

                              Rights Offering            Price of parent company minus   Yes

                                                                Price of Rights
                                                                ---------------
                                                                  Right Ratio

                              Spin-Off                   Price of parent company minus   Yes

                                                             Price of Spinoff Co.
                                                             --------------------
                                                             Share Exchange Ratio

                              Stock splits and stock dividends do not affect the Index Divisor of the S&P 500 Index, because following a split or dividend both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the
                              Component Stock. All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

                                                         PS-26
========================================================================================================================

                              Each of the corporate events exemplified in the table requiring an adjustment to the Index
                              Divisor has the effect of altering the Market Value of the Component Stock and consequently of altering the aggregate Market Value of the Component Stocks (the
                              "Post-Event Aggregate Market Value"). In order that the level of the S&P 500 Index (the
                              "Pre-Event Index Value") not be affected by the altered Market Value (whether increase or decrease) of the affected Component Stock, a new Index Divisor ("New Divisor") is derived as follows:

                                Post-Event Aggregate Market Value
                                ---------------------------------    =      Pre-Event Index Value
                                           New Divisor

                                                                          Post-Event Market Value
                                         New Divisor              =       -----------------------
                                                                           Pre-Event Index Value

                              A large part of the S&P 500 Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 500 Index companies. Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the
                              S&P 500 Index are updated as required by any changes in the number of shares outstanding.
                              After the totals are updated, the Index Divisor is adjusted to compensate for the net change in the total Market Value of the S&P 500 Index. In addition, any changes over 5% in the current common shares outstanding for the S&P 500 Index companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the
                              Index Divisor.

                              The S&P 500 Index and S&P's other U.S. indices will move to a float adjustment methodology in 2005 so that the indices will reflect only those shares that are generally available to investors in the market rather than all of a company's outstanding shares. Float adjustment excludes shares that are closely held by other publicly traded companies, venture capital firms, private equity firms, strategic partners or leveraged buyout groups; government entities; or other control groups, such as a company's own current or former officers, board members, founders, employee stock ownership plans or other investment vehicles controlled by the company or such other persons. In March 2005 the official S&P U.S. indices moved half way to float adjustment and in September 2005 the indices will move to full float adjustment.

                              In this pricing supplement, unless the context requires otherwise, references to the S&P
                              500 Index will include any Successor Index and references to S&P will include any successor to S&P.

Historical Information....... The following tables set forth the published high, low and end of quarter closing prices for each of the Basket Components for each calendar quarter from January 1, 2000 to
                              November 30, 2005. The graphs following each Basket Component's value table set forth the historical performance of each respective Basket Component for the period January 1, 2000 to November 30, 2005. The closing value for the S&P 500 Index, and the closing prices for
                              WTI Crude Oil, Natural Gas, Aluminum, Copper and Zinc, on November 28, 2005 were 1,257.46,
                              $57.36, $11.18, $2,117.00,

                                                         PS-27
========================================================================================================================

                              $4,380.00 and $1,676.00, respectively. We obtained the information in the tables and graphs from Bloomberg Financial Markets, without independent verification. The historical prices and historical performance of the Basket Components should not be taken as an indication of future performance. We cannot give you any assurance that the Basket
                              Performance Factor at maturity will be greater than zero so that you will receive a payment in excess of the principal amount of the PLUS. Because your return is linked to the performance of the Basket at maturity, there is no guaranteed return of principal.

                              If the Basket Performance Factor at maturity is less then 0%, you will lose money on your investment.

                                                      S&P 500 Index
                                    Historical High, Low and Period End Closing Values
                                        January 1, 2000 through November 30, 2005

                                    S&P 500 Index            High          Low       Period End
                              -----------------------      --------     --------     ----------
                              2000
                              First Quarter..........      1,527.46     1,333.36      1,498.58
                              Second Quarter.........      1,516.35     1,356.56      1,454.60
                              Third Quarter..........      1,520.77     1,419.89      1,436.51
                              Fourth Quarter.........      1,436.28     1,264.74      1,320.28
                              2001
                              First Quarter..........      1,373.73     1,117.58      1,160.33
                              Second Quarter.........      1,312.83     1,103.25      1,224.42
                              Third Quarter..........      1,236.72       965.80      1,040.94
                              Fourth Quarter.........      1,170.35     1,038.55      1,148.08
                              2002
                              First Quarter..........      1,172.51     1,080.17      1,147.39
                              Second Quarter.........      1,146.54       973.53        989.82
                              Third Quarter..........        989.03       797.70        815.28
                              Fourth Quarter.........        938.87       776.76        879.82
                              2003
                              First Quarter..........        931.66       800.73        848.18
                              Second Quarter.........      1,011.66       858.48        974.50
                              Third Quarter..........      1,039.58       965.46        995.97
                              Fourth Quarter.........      1,111.92     1,018.22      1,111.92
                              2004
                              First Quarter..........      1,157.76     1,091.33      1,126.21
                              Second Quarter.........      1,150.57     1,084.10      1,140.84
                              Third Quarter..........      1,129.30     1,063.23      1,114.58
                              Fourth Quarter.........      1,213.55     1,094.81      1,211.92
                              2005
                              First Quarter..........      1,225.31     1,163.75      1,180.59
                              Second Quarter.........      1,216.96     1,137.50      1,191.33
                              Third Quarter..........      1,245.04     1,194.44      1,228.81
                              Fourth Quarter
                                (through November 30,
                                2005)................      1,268.25     1,176.84      1,249.48

                                                         PS-28
========================================================================================================================

                                                       WTI Crude Oil
                                     Historical High, Low and Period End Closing Prices
                                         January 1, 2000 through November 30, 2005

                                    WTI Crude Oil            High          Low       Period End
                              -----------------------       ------       ------      ----------
                              2000
                              First Quarter..........       $34.13       $24.22       $26.90
                              Second Quarter.........        33.05        23.85        32.50
                              Third Quarter..........        37.20        27.43        30.84
                              Fourth Quarter.........        36.06        25.77        26.80
                              2001
                              First Quarter..........        32.19        25.96        26.29
                              Second Quarter.........        29.98        25.56        26.25
                              Third Quarter..........        28.81        21.81        23.43
                              Fourth Quarter ........        23.34        17.45        19.84
                              2002
                              First Quarter..........        26.31        17.97        26.31
                              Second Quarter.........        29.36        23.47        26.86
                              Third Quarter..........        30.77        26.07        30.45
                              Fourth Quarter.........        32.72        25.19        31.20
                              2003
                              First Quarter..........        37.83        26.91        31.04
                              Second Quarter.........        32.36        25.24        30.19
                              Third Quarter..........        32.39        26.96        29.20
                              Fourth Quarter.........        33.71        28.47        32.52
                              2004
                              First Quarter..........        38.18        32.48        35.76
                              Second Quarter.........        42.33        34.27        37.05
                              Third Quarter..........        49.90        38.39        49.64
                              Fourth Quarter.........        55.17        40.71        43.45
                              2005
                              First Quarter..........        56.72        42.12        55.40
                              Second Quarter.........        60.54        46.80        56.50
                              Third Quarter..........        69.81        56.72        66.24
                              Fourth Quarter
                                (through November 30,
                                2005)................        65.47        56.14        57.32

                                                         PS-29
========================================================================================================================

                                                        Natural Gas
                                     Historical High, Low and Period End Closing Prices
                                         January 1, 2000 through November 30, 2005

                                     Natural Gas             High          Low       Period End
                              -----------------------       ------       ------      ----------
                              2000
                              First Quarter..........       $2.963       $2.168       $2.945
                              Second Quarter.........        4.686        2.822        4.476
                              Third Quarter..........        5.363        3.660        5.186
                              Fourth Quarter.........        9.978        4.485        9.775
                              2001
                              First Quarter..........        9.819        4.911        5.025
                              Second Quarter.........        5.559        3.096        3.096
                              Third Quarter..........        3.468        1.830        2.244
                              Fourth Quarter ........        3.291        2.208        2.570
                              2002
                              First Quarter..........        3.472        1.908        3.283
                              Second Quarter.........        3.855        3.057        3.245
                              Third Quarter..........        4.138        2.660        4.138
                              Fourth Quarter.........        5.341        3.724        4.789
                              2003
                              First Quarter..........        9.577        4.935        5.060
                              Second Quarter.........        6.521        4.919        5.411
                              Third Quarter..........        5.520        4.430        4.830
                              Fourth Quarter.........        7.221        4.459        6.189
                              2004
                              First Quarter..........        7.287        5.077        5.933
                              Second Quarter.........        6.705        5.509        6.155
                              Third Quarter..........        6.911        4.570        6.795
                              Fourth Quarter.........        8.752        6.149        6.149
                              2005
                              First Quarter..........        7.653        5.790        7.653
                              Second Quarter.........        7.749        6.123        6.981
                              Third Quarter..........       14.196        7.171       13.921
                              Fourth Quarter
                                (through November 30,
                                2005)................       14.338       11.180       12.587

                                                         PS-30
========================================================================================================================

                                               High-Grade Primary Aluminum
                                    Historical High, Low and Period End Closing Prices
                                        January 1, 2000 through November 30, 2005

                                       Aluminum              High          Low       Period End
                              -----------------------     ---------    ---------     ----------
                              2000
                              First Quarter..........     $1,745.00    $1,523.00     $1,523.00
                              Second Quarter.........      1,579.50     1,397.00      1,564.00
                              Third Quarter..........      1,644.00     1,506.00      1,579.00
                              Fourth Quarter.........      1,632.50     1,443.00      1,560.00
                              2001
                              First Quarter..........      1,737.00     1,469.00      1,469.00
                              Second Quarter.........      1,593.00     1,437.00      1,437.00
                              Third Quarter..........      1,452.50     1,319.50      1,319.50
                              Fourth Quarter.........      1,430.00     1,243.00      1,335.00
                              2002
                              First Quarter..........      1,438.00     1,313.00      1,386.00
                              Second Quarter.........      1,398.00     1,318.00      1,364.50
                              Third Quarter..........      1,370.00     1,279.00      1,280.50
                              Fourth Quarter.........      1,399.00     1,275.50      1,344.50
                              2003
                              First Quarter..........      1,459.00     1,340.50      1,350.00
                              Second Quarter.........      1,440.50     1,314.50      1,389.00
                              Third Quarter..........      1,505.00     1,378.00      1,407.50
                              Fourth Quarter.........      1,592.50     1,415.00      1,592.50
                              2004
                              First Quarter..........      1,754.00     1,578.50      1,688.50
                              Second Quarter.........      1,826.00     1,575.00      1,698.50
                              Third Quarter..........      1,823.00     1,647.00      1,823.00
                              Fourth Quarter.........      1,964.00     1,748.00      1,964.00
                              2005
                              First Quarter..........      2,031.50     1,809.00      1,973.00
                              Second Quarter.........      1,991.00     1,694.00      1,716.00
                              Third Quarter..........      1,909.00     1,675.00      1,857.00
                              Fourth Quarter
                                (through November 30,
                                2005)................      2,159.50     1,831.00      2,159.50

                                                         PS-31
========================================================================================================================

                                                      Copper-Grade A
                                    Historical High, Low and Period End Closing Prices
                                         January 1, 2000 through November 30, 2005

                                        Copper               High          Low       Period End
                              -----------------------      ---------    ---------    ----------
                              2000
                              First Quarter..........      $1,898.00    $1,703.00    $1,728.50
                              Second Quarter.........      1,829.00      1,607.00     1,773.50
                              Third Quarter..........      2,009.00      1,741.00     1,978.00
                              Fourth Quarter.........      1,966.50      1,759.00     1,808.50
                              2001
                              First Quarter..........      1,837.00      1,664.50     1,666.00
                              Second Quarter.........      1,730.00      1,550.50     1,550.50
                              Third Quarter..........      1,573.00      1,403.00     1,424.00
                              Fourth Quarter ........      1,540.50      1,319.00     1,462.00
                              2002
                              First Quarter..........      1,650.50      1,421.00     1,623.00
                              Second Quarter.........      1,689.50      1,551.00     1,654.00
                              Third Quarter..........      1,667.50      1,434.50     1,434.50
                              Fourth Quarter.........      1,649.50      1,429.00     1,536.00
                              2003
                              First Quarter..........      1,728.00      1,544.50     1,587.50
                              Second Quarter.........      1,711.50      1,564.00     1,644.00
                              Third Quarter..........      1,824.50      1,638.00     1,794.00
                              Fourth Quarter.........      2,321.00      1,790.50     2,321.00
                              2004
                              First Quarter..........      3,105.50      2,337.00     3,067.50
                              Second Quarter.........      3,170.00      2,554.00     2,664.50
                              Third Quarter..........      3,140.00      2,700.00     3,140.00
                              Fourth Quarter.........      3,287.00      2,835.00     3,279.50
                              2005
                              First Quarter..........      3,424.50      3,072.00     3,408.00
                              Second Quarter.........      3,670.00      3,113.00     3,597.00
                              Third Quarter..........      3,978.00      3,444.00     3,949.00
                              Fourth Quarter
                                (through November 30,
                                2005)................      4,420.50      3,905.00     4,404.50

                                                         PS-32
========================================================================================================================

                                                  Special High-Grade Zinc
                                     Historical High, Low and Period End Closing Prices
                                         January 1, 2000 through November 30, 2005

                                         Zinc               High           Low       Period End
                              -----------------------     ---------     ---------    ----------
                              2000
                              First Quarter..........     $1,213.00     $1,065.50    $1,098.00
                              Second Quarter.........      1,179.00      1,080.50     1,148.00
                              Third Quarter..........      1,277.00      1,115.00     1,185.00
                              Fourth Quarter.........      1,160.00      1,021.00     1,021.00
                              2001
                              First Quarter..........      1,053.00        977.00       977.00
                              Second Quarter.........        988.50        870.00       870.00
                              Third Quarter..........        869.00        767.50       782.00
                              Fourth Quarter ........        810.50        732.50       767.50
                              2002
                              First Quarter..........        842.50        759.00       825.50
                              Second Quarter.........        829.00        745.50       796.50
                              Third Quarter..........        829.00        725.50       735.50
                              Fourth Quarter.........        823.50        737.50       749.50
                              2003
                              First Quarter..........        810.50        755.00       763.00
                              Second Quarter.........        809.00        741.00       783.50
                              Third Quarter..........        863.00        781.00       825.00
                              Fourth Quarter.........      1,008.00        834.00      1008.00
                              2004
                              First Quarter..........      1,155.50      1,002.00     1,086.50
                              Second Quarter.........      1,125.00        967.00       967.00
                              Third Quarter..........      1,079.00        943.00     1,079.00
                              Fourth Quarter.........      1,270.00      1,004.50     1,270.00
                              2005
                              First Quarter..........      1,430.00      1,197.50     1,349.00
                              Second Quarter.........      1,365.50      1,216.00     1,223.00
                              Third Quarter..........      1,439.00      1,165.00
                              Fourth Quarter
                                (through November 30,
                                2005)................      1,712.00      1,405.00     1,712.00

                                                         PS-33
========================================================================================================================

Historical Graph............. The following graph sets forth the historical performance of the Basket (assuming that each of the Basket Components is weighted as described in "--Basket" above at November 30,
                              2005). The graph covers the period from January 1, 2000 through November 30, 2005. The graph does not attempt to show your expected return on an investment in the PLUS. The historical performance of the Basket and the Basket Components should not be taken as an indication of their future performance.

                                                         PS-34
========================================================================================================================

Use of Proceeds and
  Hedging.................... The net proceeds we receive from the sale of the PLUS will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the PLUS. The original issue price of the PLUS includes the
                              Agent's Commissions (as shown on the cover page of this pricing supplement) paid with respect to the PLUS and the cost of hedging our obligations under the PLUS. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss. See also "Use of Proceeds" in the accompanying prospectus.

                              On or prior to the day we price the PLUS for initial sale to the public, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the
                              PLUS by taking positions in stocks underlying the S&P 500 Index and in the Basket
                              Commodities, in futures or options contracts on the S&P 500 Index or any Component Stocks and the Basket Commodities listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging. Such purchase activity could potentially increase the values of the Basket
                              Components, and, therefore, increase the values at which the S&P 500 Index and the Basket
                              Commodities must close on the Averaging Dates before you will receive at maturity a payment that exceeds the principal amount of the PLUS. In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the PLUS by purchasing and selling the stocks underlying the S&P 500 Index, the Basket Commodities, futures or options contracts on the stocks underlying the S&P 500 Index and/or Basket
                              Commodities listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities, including by selling any such securities or instruments on the Averaging
                              Dates. We cannot give any assurance that our hedging activities will not affect the value of the Basket Components and, therefore, adversely affect the value of the PLUS or the payment you will receive at maturity.

Supplemental Information
  Concerning Plan of
  Distribution............... Under the terms and subject to the conditions contained in the U.S. distribution agreement referred to in the prospectus supplement under "Plan of Distribution," the Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of PLUS set forth on the cover of this pricing supplement. The Agent proposes initially to offer the PLUS directly to the public at the public offering price set forth on the cover page of this pricing supplement. The Agent may allow a concession not in excess of $ per PLUS to other dealers, which may include Morgan Stanley & Co.
                              International Limited and Bank Morgan Stanley AG. We expect to deliver the

                                                         PS-35
========================================================================================================================

                              PLUS against payment therefor in New York, New York              . After the initial
                              offering of the PLUS, the Agent may vary the offering price and other selling terms from time to time. In order to facilitate the offering of the PLUS, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the PLUS.
                              Specifically, the Agent may sell more PLUS than it is obligated to purchase in connection with the offering, creating a naked short position in the PLUS, for its own account. The
                              Agent must close out any naked short position by purchasing the PLUS in the open market. A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the PLUS in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, PLUS or its component stocks in the open market to stabilize the price of the PLUS. Any of these activities may raise or maintain the market price of the PLUS above independent market levels or prevent or retard a decline in the market price of the PLUS. The Agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the
                              Agent has entered into a hedging transaction with us in connection with this offering of
                              PLUS. See "--Use of Proceeds and Hedging" above.

                              General

                              No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the PLUS or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the PLUS in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the PLUS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the PLUS, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agent or any dealer.

                              The Agent has represented and agreed, and each dealer through which we may offer the PLUS has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the PLUS or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the PLUS under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the PLUS. We shall not have responsibility for the
                              Agent's or any dealer's compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

                                                         PS-36
========================================================================================================================

                              Brazil

                              The PLUS may not be offered or sold to the public in Brazil. Accordingly, the offering of the PLUS has not been submitted to the Comissao de Valores Mobiliarios for approval.
                              Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

                              Chile

                              The PLUS have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the
                              PLUS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

                              Hong Kong

                              The PLUS may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has not
                              issued and will not issue any advertisement, invitation or document relating to the PLUS, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to PLUS which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors"
                              within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any
                              rules made thereunder.

                              Mexico

                              The PLUS have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

                              Singapore

                              This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the PLUS may not be circulated or distributed, nor may the PLUS be

                                                         PS-37
========================================================================================================================

                              offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the PLUS to the public in Singapore.

The NYMEX.................... The PLUS are not sponsored, endorsed, sold or promoted by NYMEX. NYMEX makes no representation or warranty, express or implied, to the purchasers of the PLUS or any member of the public regarding the advisability of investing in securities generally or in the PLUS particularly or the ability of the NYMEX commodity futures prices to track general commodity market performance. NYMEX's has no relationship to Morgan Stanley and
                              NYMEX commodity futures prices are determined, composed and calculated by NYMEX without regard to any of Morgan Stanley or the PLUS. NYMEX has no obligation to take the needs of
                              Morgan Stanley or the owners of the PLUS into consideration in determining, composing or calculating any NYMEX commodity futures closing price. NYMEX is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the PLUS to be issued or in the determination or calculation of the equation by which the
                              PLUS are to be converted into cash. NYMEX has no obligation or liability in connection with the administration, marketing or trading of the PLUS.

                              NYMEX DOES NOT GUARANTEE THE QUALITY, ACCURACY AND/OR THE COMPLETENESS OF (I) THE
                              STATEMENTS MADE HEREIN OR IN ANY OTHER MATERIALS USED TO DESCRIBE, MARKET AND/OR SELL THE
                              PLUS, (II) THE NYMEX COMMODITY FUTURES PRICES USED IN COMPUTING THE RETURN ON THE PLUS.
                              NYMEX MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN
                              STANLEY, OWNERS OF THE PLUS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NYMEX
                              COMMODITY FUTURES PRICES INCLUDED THEREIN OR FOR ANY OTHER USE. NYMEX MAKES NO EXPRESS OR
                              IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR
                              FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NYMEX COMMODITY FUTURES PRICES
                              USED IN COMPUTING THE RETURN ON THE PLUS AND IS NOT LIABLE FOR ANY ERROR OR OMISSION IN
                              ANY PRICE USED IN CONNECTION WITH THE PLUS. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO
                              EVENT SHALL NYMEX HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL
                              DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

                                                         PS-38
========================================================================================================================

License Agreement
  between S&P and
  Morgan Stanley............. S&P and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the S&P 500 Index, which is owned and published by
                              S&P, in connection with securities, including the PLUS.

                              The license agreement between S&P and Morgan Stanley provides that the following language must be set forth in this pricing supplement:

                              The PLUS are not sponsored, endorsed, sold or promoted by The S&P Stock Market, Inc.
                              (including its affiliates) (S&P, with its affiliates, are referred to as the
                              "Corporations"). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the PLUS. The
                              Corporations make no representation or warranty, express or implied, to the holders of the
                              PLUS or any member of the public regarding the advisability of investing in securities generally or in the PLUS particularly, or the ability of the S&P 500 Index(R) to track general stock market performance. The Corporations' only relationship to us (the
                              "Licensee") is in the licensing of the S&P 500(R), S&P 500 Index(R) and S&P(R) trademarks or service marks and certain trade names of the Corporations and the use of the S&P 500
                              Index(R) which is determined, composed and calculated by S&P without regard to the
                              Licensee or the PLUS. S&P has no obligation to take the needs of the Licensee or the owners of the PLUS into consideration in determining, composing or calculating the S&P 500
                              Index(R). The Corporations are not responsible for and have not participated in the determination of the timing, prices, or quantities of the PLUS to be issued or in the determination or calculation of the equation by which the PLUS are to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the PLUS.

                              THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE S&P
                              500 INDEX(R) OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR
                              IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE LICENSEE, OWNERS OF THE PLUS, OR ANY OTHER
                              PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX(R) OR ANY DATA INCLUDED THEREIN. THE
                              CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIM ALL WARRANTIES
                              OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500
                              INDEX(R) OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT
                              SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR LOST

                                                         PS-39
========================================================================================================================

                              PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, EVEN IF
                              NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

                              The "S&P(R)," "S&P 500(R)" and "S&P 500 Index(R)" are trademarks of The S&P Stock Market,
                              Inc. and have been licensed for use by Morgan Stanley. The PLUS have not been passed on by the Corporations as to their legality or suitability. The PLUS are not issued, endorsed, sold or promoted by the Corporations. THE CORPORATIONS MAKE NO WARRANTIES AND BEAR NO
                              LIABILITY WITH RESPECT TO THE PLUS.

ERISA Matters for
  Pension Plans and
  Insurance Companies........ Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the
                              Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the PLUS. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

                              In addition, we and certain of our subsidiaries and affiliates, including MS & Co. and
                              Morgan Stanley DW Inc. (formerly Dean Witter Reynolds Inc.) ("MSDWI"), may be each considered a "party in interest" within the meaning of ERISA, or a "disqualified person"
                              within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to many Plans, as well as many individual retirement accounts and Keogh plans
                              (also "Plans"). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the PLUS are acquired by or with the assets of a Plan with respect to which MS & Co., MSDWI or any of their affiliates is a service provider or other party in interest, unless the PLUS are acquired pursuant to an exemption from the
                              "prohibited transaction" rules. A violation of these "prohibited transaction" rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

                              The U.S. Department of Labor has issued five prohibited transaction class exemptions
                              ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the PLUS. Those class exemptions are PTCE 96-23
                              (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

                              Because we may be considered a party in interest with respect to many Plans, the PLUS may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include "plan

                                                         PS-40
========================================================================================================================

                              assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60,
                              91-38, 90-1 or 84-14 or such purchase, holding or disposition is otherwise not prohibited.
                              Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the PLUS will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the PLUS that either (a) it is not a Plan or a
                              Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets"
                              of any Plan, or with any assets of a governmental or church plan that is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA of Section 4975 of the Code or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code (or in the case of a governmental or church plan, any substantially similar federal, state or local law).

                              Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available.
                              Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the PLUS on behalf of or with "plan assets" of any Plan consult with their counsel regarding the availability of exemptive relief under PTCEs 96-23, 95-60, 91-38, 90-1 or 84-14.

                              Purchasers of the PLUS have exclusive responsibility for ensuring that their purchase, holding and disposition of the PLUS do not violate the prohibited transaction rules of
                              ERISA or the Code or similar regulations applicable to governmental or church plans, as described above.

United States Federal
  Income Taxation............ The following summary is based on the advice of Davis Polk & Wardwell, our special tax counsel ("Tax Counsel"), and is a general discussion of the principal potential U.S.
                              federal income tax consequences to initial investors in the PLUS that (i) purchase the
                              PLUS at their Issue Price and (ii) will hold the PLUS as capital assets within the meaning of Section 1221 of the Code. This summary is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein. This summary does not address all aspects of
                              U.S. federal income taxation that may be relevant to a particular investor in light of the investor's individual circumstances or to investors subject to special treatment under the
                              U.S. federal income tax laws, such as:

                                                         PS-41
========================================================================================================================

                              o    certain financial institutions;
                              o    tax-exempt organizations;
                              o    dealers and certain traders in securities or foreign currencies;
                              o    investors holding the PLUS as part of a hedging transaction, straddle, conversion or other integrated transaction;
                              o    U.S. Holders, as defined below, whose functional currency is not the U.S. dollar;
                              o    partnerships;
                              o    regulated investment companies;
                              o    real estate investment trusts;
                              o    nonresident alien individuals who have lost their United States citizenship or who have ceased to be taxed as United States resident aliens;
                              o    corporations that are treated as controlled foreign corporations or passive foreign investment companies;
                              o    Non-U.S. Holders, as defined below, that are owned or controlled by persons subject to U.S. federal income tax;
                              o    Non-U.S. Holders for whom income or gain in respect of the PLUS is effectively connected with a trade or business in the United States;
                              o    Non-U.S. Holders who are individuals having a "tax home" (as defined in Section
                                   911(d)(3) of the Code) in the United States; and
                              o    Non-U.S. Holders that hold, or will hold, actually or constructively, more than 5% of the PLUS or more than 5% of any Basket component.

                              As the law applicable to the U.S. federal income taxation of instruments such as the PLUS is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

                              If you are considering purchasing the PLUS, you are urged to consult your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under any state, local or foreign taxing jurisdiction.

                              General

                              Pursuant to the terms of the PLUS, we and every investor in the PLUS agree (in the absence of an administrative determination or judicial ruling to the contrary) to characterize a
                              PLUS for all tax purposes as a single financial contract with respect to the Basket that
                              (i) requires the investor to pay us at inception an amount equal to the purchase price of the PLUS and (ii) entitles the investor to receive at maturity an amount in cash based upon the performance of the Basket. The characterization of the PLUS described above is not, however, binding on the IRS or the courts. No statutory, judicial or administrative authority directly addresses the characterization of the PLUS (or of similar instruments)
                              for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to their proper characterization and treatment. Due to the absence of

                                                         PS-42
========================================================================================================================

                              authorities that directly address the PLUS (or similar instruments), Tax Counsel is unable to render an opinion as to whether the U.S. federal income tax characterization of the
                              PLUS stated above should be respected. Significant aspects of the U.S. federal income tax consequences of an investment in the PLUS are uncertain, and no assurance can be given that the IRS or the courts will agree with the characterization and tax treatment described herein. Accordingly, you are urged to consult your own tax advisor regarding the
                              U.S. federal income tax consequences of an investment in the PLUS (including possible alternative characterizations of the PLUS) and regarding any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Unless otherwise stated, the following discussion is based on the characterization described above.

                              U.S. Holders

                              As used herein, the term "U.S. Holder" means, for U.S. federal income tax purposes, a beneficial owner of a PLUS that is:

                              o    a citizen or resident of the United States;
                              o    a corporation, or other entity taxable as a corporation, created or organized under the laws of the United States or any political subdivision thereof; or
                              o    an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

                              Tax Treatment of the PLUS

                              Assuming the characterization of the PLUS and the allocation of the Issue Price as set forth above, Tax Counsel believes that the following U.S. federal income tax consequences should result.

                              Tax basis. A U.S. Holder's tax basis in the PLUS will equal the amount paid by the U.S.
                              Holder to acquire the PLUS.

                              Settlement of the PLUS at maturity. Upon receipt of cash at maturity, a U.S. Holder generally will recognize long-term capital gain or loss equal to the difference between the amount of cash received and the U.S. Holder's tax basis in the PLUS.

                              Sale or exchange of the PLUS. Upon a sale or exchange of the PLUS prior to their maturity, a U.S. Holder will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and the U.S. Holder's tax basis in the
                              PLUS sold or exchanged. This gain or loss will generally be long-term capital gain or loss if the U.S. Holder held the PLUS for more than one year at the time of disposition.

                              Possible Alternative Tax Treatments of an Investment in the PLUS

                              Due to the absence of authorities that directly address the proper tax treatment of the
                              PLUS, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and treatment described above. In particular, the IRS could seek to

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                              analyze the U.S. federal income tax consequences of owning the PLUS under Treasury regulations governing contingent payment debt instruments (the "Contingent Payment
                              Regulations").

                              If the IRS were successful in asserting that the Contingent Payment Regulations applied to the PLUS, the timing and character of income thereon would be significantly affected.
                              Among other things, a U.S. Holder would be required to accrue original issue discount on the PLUS every year at a "comparable yield" determined at the time of their issuance.
                              Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale or other disposition of the PLUS would generally be treated as ordinary income, and any loss realized at maturity would be treated as ordinary loss to the extent of the U.S. Holder's prior accruals of original issue discount, and as capital loss thereafter.

                              Even if the Contingent Payment Regulations do not apply to the PLUS, other alternative federal income tax characterizations of the PLUS are possible which, if applied, could also affect the timing and the character of the income or loss with respect to the PLUS.
                              It is possible, for example, that a PLUS could be treated as a unit consisting of a loan and a forward contract, in which case a U.S. Holder would be required to accrue original issue discount as income on a current basis. Accordingly, prospective investors are urged to consult their own tax advisors regarding all aspects of the U.S. federal income tax consequences of an investment in the PLUS.

                              Backup Withholding and Information Reporting

                              A U.S. Holder of the PLUS may be subject to backup withholding in respect of amounts paid to the U.S. Holder, unless the U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, or otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder's U.S.
                              federal income tax liability, provided the required information is furnished to the IRS.
                              In addition, a U.S. Holder of the PLUS may also be subject to information reporting requirements, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

                              Non-U.S. Holders

                              The discussion under this heading applies to you only if you are a "Non-U.S. Holder." A
                              Non-U.S. Holder means, for U.S. federal income tax purposes, a beneficial owner of a PLUS that is:

                              o    a nonresident alien individual;

                              o    a foreign corporation; or

                              o    a foreign trust or estate.

                                                         PS-44
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                              Tax Treatment upon Maturity, Sale, Exchange or Disposition of a PLUS. Assuming our
                              characterization of the PLUS is respected, a Non-U.S. Holder of the PLUS will not be subject to U.S. federal income or withholding tax in respect of amounts paid to the
                              Non-U.S. Holder, except that gain from the sale or exchange of the PLUS or their settlement at maturity may be subject to U.S. federal income tax if such Non-U.S. Holder is a non-resident alien individual and is present in the United States for 183 days or more during the taxable year of the sale or exchange (or settlement at maturity) and certain other conditions are satisfied.

                              If all or any portion of a PLUS were recharacterized as a debt instrument, any payment made to a Non-U.S. Holder with respect to the PLUS would not be subject to U.S. federal withholding tax, provided that the IRS Form W-8BEN certification requirements described below under "--Information Reporting and Backup Withholding" were satisfied and such
                              Non-U.S. Holder did not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of Morgan Stanley entitled to vote and was not a bank receiving interest described in Section 881(c)(3)(A) of the Code.

                              Estate Tax. Non-U.S. Holders who are individuals, and entities the property of which is potentially includible in the gross estate of a non-U.S. individual for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the PLUS are likely to be treated as U.S. situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, are urged to consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in the PLUS.

                              Information Reporting and Backup Withholding. Information returns may be filed with the
                              IRS in connection with the payment on the PLUS at maturity as well as in connection with the proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such
                              Non-U.S. Holder complies with certain certification procedures establishing that it is not a U.S. person for U.S. federal income tax purposes (e.g., by providing a completed IRS
                              Form W-8BEN certifying, under penalties of perjury, that such Non-U.S. Holder is not a
                              U.S. person) or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S.
                              Holder's U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.